EQUITY EXCHANGE AGREEMENT

by and among

ADEPTPROS INC.,

a Nevada Corporation,

ADEPTPROS LLC,

An Arizona Limited Liability Company,

GENIUSPORT, INC,

An Arizona Corporation,

and

The Equity Holders of

ADEPTPROS LLC,

And

GENIUSPORT, INC.

Dated as of April 15, 2014

EQUITY EXCHANGE AGREEMENT

THIS EQUITY EXCHANGE AGREEMENT (the “Agreement”), is made and entered into this 15th day of April, 2014 (the “Closing Date”), by and among ADEPTPROS INC., a Nevada corporation (“AdeptPros”), ADEPTPROS LLC, an Arizona Limited Liability Company (“AdeptLLC”), GENIUSPORT, INC., an Arizona Corporation (“GeniusPort”), and the Equity Holders of AdeptLLC and GeniusPort.

Premises

A.           This Agreement provides for the acquisition of AdeptLLC and GeniusPort (the “Future Subsidiaries”) by AdeptPros, whereby the Future Subsidiaries become wholly owned subsidiaries of AdeptPros and in connection therewith, the issuance of shares of common stock, par value $0.001 per share, of AdeptPros (the “AdeptPros Shares”) to the equity holders of the Future Subsidiaries in the manner and quantity described herein, as well as the appointment of Venkat Nallapati as the President and CEO of AdeptPros

B.           The board of directors of AdeptPros (the “AdeptPros Board”), the members of AdeptLLC (the “AdeptLLC Members”), the board of directors of GeniusPort (the “GeniusPort Board”), and the shareholders of GeniusPort (the “GeniusPort Shareholder”) have each determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in their best interests. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisitions and exchange of equity.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF

ADEPTPROS

As an inducement to and to obtain the reliance of the Future Subsidiaries, AdeptPros represents and warrants as follows:

Section 1.1           Organization. AdeptPros is a corporation duly organized, and validly existing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of AdeptPros articles of incorporation or bylaws. AdeptPros has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2           Capitalization and Outstanding Equity. The authorized capitalization of AdeptPros consists of 190,000,000 AdeptPros Shares, and 10,000,000shares blank check preferred, par value $.001per share (the “AdeptPros Blank Check Shares”)[ As of the Closing Date, AdeptPros had not issued any AdeptPros Blank Check Shares, and has 5.624,663 issued and outstanding AdeptPros Shares. The full list of holders of AdeptPros Shares and their respective ownership is attached hereto as Schedule 1.2.

Section 1.3           Approval of Agreement. The AdeptPros Board has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.

Section 1.4           No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which AdeptPros is a party or to which any of its properties or operations are subject.

Section 1.5           Information. The information concerning AdeptPros as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES

OF ADEPTLLC

As an inducement to, and to obtain the reliance of AdeptPros, AdeptLLC represents and warrants as follows:

Section 2.1           Organization. AdeptLLC is a limited liability company duly organized, validly existing and in good standing under the laws of Arizona and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of AdeptLLC’s articles of organization, as amended, or other governing documents. AdeptLLC has full power, authority and legal right and has taken all action required by law, its articles of organization and other governing documents, or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2           No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which AdeptLLC is a party or to which any of its properties or operations are subject.

Section 2.3           Approval of Agreement. The AdeptLLC Members have authorized the execution and delivery of the Agreement and have approved the transactions contemplated hereby.

Section 2.4           Information. The information concerning AdeptLLC as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE

ADEPTLLC MEMBERS

As an inducement to, and to obtain the reliance of AdeptPros, the AdeptLLC Members represent and warrant as follows:

Section 3.1           Lawful Owner. Each AdeptLLC Member is the lawful owner of his or her membership interest in AdeptLLC (the “AdeptLLC Membership Interest”) and has the power to transfer and deliver the AdeptLLC Membership Interest in accordance with the terms of this Agreement. The delivery of documentation evidencing the transfer of the AdeptLLC Membership Interests pursuant to the provisions of this Agreement will transfer to AdeptPros good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

Section 3.2           AdeptLLC Members and Respective Interests. The AdeptLLC Members include those individuals listed on Schedule 3.2 attached hereto. Those individuals listed are the only AdeptLLC Members.

Section 3.3           No Encumbrances. The AdeptLLC Members have not encumbered or mortgaged any right or interest in their AdeptLLC Membership Interests.

ARTICLE IV

REPRESENTATIONS, COVENANTS AND WARRANTIES

OF GENIUSPORT

As an inducement to, and to obtain the reliance of AdeptPros, GeniusPort represents and warrants as follows:

Section 4.1           Organization. GeniusPort is a corporation duly organized, validly existing and in good standing under the laws of Arizona and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of GeniusPort’s certificate of incorporation or bylaws. GeniusPort has full power, authority and legal right and has taken all action required by law, its certificate of incorporation and bylaws, or otherwise to authorize the execution and delivery of this Agreement.

Section 4.2           Capitalization and Outstanding Equity. The authorized capitalization of GeniusPort consists of 1,000 shares of GeniusPort common stock, no par value per share (the “GeniusPort Shares”). All of the GeniusPort Shares have been issued and are outstanding, pursuant to Section 5.2 of this Agreement below.

Section 4.3           No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which GeniusPort is a party or to which any of its properties or operations are subject.

Section 4.4           Approval of Agreement. The GeniusPort Board has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.

Section 4.5           Information. The information concerning GeniusPort as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE V

REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE

Geniusport SHAREHOLDERS

As an inducement to, and to obtain the reliance of AdeptPros, the holders of GeniusPort Shares (the “GeniusPort Shareholders”) represent and warrant as follows:

Section 5.1           Lawful Owner. Each GeniusPort Shareholder is the lawful owner of his or her GeniusPort Shares and has the power to transfer and deliver the GeniusPort Shares in accordance with the terms of this Agreement. The delivery of documentation evidencing the transfer of the GeniusPort Shares pursuant to the provisions of this Agreement will transfer to AdeptPros good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

Section 5.2           GeniusPort Shareholders and Respective Interests. The GeniusPort Shareholders include those individuals listed on Schedule 5.2 attached hereto. Those individuals are the only GeniusPort Shareholders.

Section 5.3           No Encumbrances. The GeniusPort Shareholders have not encumbered or mortgaged any right or interest in their GeniusPort Shares.

ARTICLE VI

EXCHANGE PROCEDURE, RESIGNATION AND APPOINTMENT OF ADEPTPROS OFFICERS, AND OTHER CONSIDERATION

Section 6.1        Delivery of Securities to AdeptPros. On the Closing Date, the AdeptLLC Members and the GeniusPort Shareholders (together, the “Future Subsidiary Equityholders”) shall deliver certificates or other documents evidencing their respective equity interests (which include the AdeptLLC Membership Interests and the GeniusPort Shares, which together are the “Future Subsidiary Equity Interests”), duly endorsed in blank or with executed power attached thereto in transferable, and transfer such interests to AdeptPros, so that the Future Subsidiaries shall become wholly-owned subsidiaries of AdeptPros.

Section 6.2        Issuance/Delivery of the AdeptPros Shares. In exchange for AdeptPros acquiring the Future Subsidiary Equity Interests pursuant to Section 6.1, AdeptPros shall issue and deliver a total of 44,375,337 AdeptPros Shares to the Future Subsidiary Equityholders pursuant to Schedule 3.2 and Schedule 5.2, respectively attached hereto.

Section 6.3        Resignation of AdeptPros Officers. In connection with this Agreement and the transactions contemplated herein, the AdeptPros Board shall accept the resignation of one of the executive officers of AdeptPros (the “Old Officer”), which include Lawrence Adams, Corporate Secretary. The acceptance of such resignation shall not occur until immediately after the closing of this Agreement.

Scott R. Chichester, shall resign as President, however, shall remain as a director and Chief Financial Officer

Section 6.4       Appointment of AdeptPros Officers. Simultaneous with the acceptance of the resignation of the Old Officers pursuant to Section 6.3, the AdeptPros Board shall appoint Venkat Nallapati as the President and CEO, Secretary and Treasurer of AdeptPros to fill the officer vacancies.

Section 6.5         Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of AdeptPros and the Future Subsidiaries shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE VII

SPECIAL COVENANTS

Section 7.1         Availability of Rule 144. AdeptPros and the AdeptPros shareholders holding “restricted securities”, as that term is defined in Rule 144 of the 1933 Securities Act will remain as “restricted securities” after the Closing Date. AdeptPros is under no obligation to register such shares under the Securities Act, or otherwise. The shareholders of AdeptPros holding restricted securities of AdeptPros as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 7.1 shall survive the Closing Date.

Section 7.2        Special Covenants and Representations Regarding the AdeptPros Shares to be issued in the Exchange. The consummation of this Agreement, including the issuance of the AdeptPros Shares to the Future Subsidiary Equityholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Future Subsidiary Equityholders acquire such securities.

ARTICLE VIII

MISCELLANEOUS

Section 8.1        Brokers and Finders. Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement.

Section 8.2         Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, United States of America.

Section 8.3         Notices. Any notices or other communications required or permitted hereunder after the Closing Date shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to AdeptPros:	AdeptPros Inc.
2360 Corporate Circle Suite 400 Henderson, Nevada 89074
Attn: Scott R. Chichester, President

If to AdeptLLC:	AdeptPros, LLC

14301 N. 87th St. Suite 110 Scottsdale, AZ 85260
Attn: Mr. Venkat Nallapati
If to GeniusPort:	GeniusPort Inc.
14301 N. 87th St., Suite 110
Scottsdale, AZ, 85260 Attn: Mr. Venkat Nallapati

With a copy to (which shall not constitute notice):
Szaferman, Lakind, Blumstein & Blader, P.C.
101 Grovers Mill Road, Second Floor
Lawrenceville, New Jersey 08648
Telephone: (609) 275-0400
Facsimile: (609) 275-4511
Attn: Gregg E. Jaclin, Esq.

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

Section 8.4         Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 8.5        Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 8.6        Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.7        Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 8.8         Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 8.9         Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 8.10      Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 8.11      Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 8.12      Conflict of Interest. Each of the parties to this agreement (the “Parties”) understand that Szaferman, Lakind, Blumstein & Blader, P.C. is representing all Parties, which represents a conflict of interest. The Parties understand that they have the right to different counsel due to this conflict of interest. Notwithstanding the above, the Parties agree to waive this conflict and have Szaferman, Lakind, Blumstein & Blader, P.C. represent each of them in this Agreement. The Parties agree to hold this law firm harmless from any and all liabilities that may occur or arise due to this conflict.

[Remainder of Page Intentionally Left Blank]

[Signature Pages to Equity Exchange Agreement – AdeptPros]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ADEPTPROS INC.

By:
Name:	Scott R. Chichester
Title:	President

[Signature Pages to Equity Exchange Agreement – ADEPTLLC]

ADEPTPROS LLC

By:
Name:	Venkat Nallapati
Title:	Managing Member

MEMBERS OF ADEPTPROS LLC

By:
Name:	Padma Kalluri
Title:	Member

By:
Name:	Venkat Nallapati
Title:	Member

By:
Name:	Jayaram Kode
Title:	Member

By:
Name:	Sekhar Kolla
Title:	Member

By:
Name:	Sandhya Paruchuri
Title:	Member

By:
Name:	Gowri Bokka
Title:	Member

By:
Name:	Nilay Kavathia
Title:	Member

By:
Name:	Jigar Shah
Title:	Member

By:
Name:	Madhavi Katta
Title:	Member

By:
Name:	Srinivasa Rao Chavadam
Title:	Member

By:
Name:	Srinaresh Kumar Nemani
Title:	Member

By:
Name:	Srivenkata Nimmagadda
Title:	Member

 [Signature Pages to Equity Exchange Agreement – GeniusPort]

GENIUSPORT, INC.

By:
Name:
Title:

SHAREHOLDERS OF GENIUSPORT, INC.

By:
Name:	Padma Kalluri
Title:	Shareholder

By:
Name:	Jayaram Kode
Title:	Shareholder

Schedule 1.2

AdeptPros Inc. Shareholders

Name of Shareholder	Number of Shares
Jayaram Kode	224,797
Guatam Mandewalker	999,550
Vishal Baijal	1,250,000
Scott Chichester	1,232,124
Larry Adams	1,008,102

Elisse Porter	900,090
David Ciambrone	500
Martin Smietanksi	500
Dr. Theodore Hanley	500
Segal Gebski PLLC	500
Angelo DeRosa	500
Bennett K. Weber	500
David Weber Oil Company Inc.	500
John J. Chichester	500
Rafael Veloz	500
Chichester Associates Inc.	500
Lawrence P. D’Angelo	500
Anthony DiGiovanni Jr.	500
Gregg Russo	500
Charles DeRosa	500
Sterling Seal & Supply Inc.	500
ADDR Properties LLC	500
Integrity Cargo Freight Corp	500
Q5 Ventures LLC	500
Darren DeRosa	500
John J. Chichester	500

Schedule 3.2

AdeptLLC Members and Respective Interests

Name of Investor	Number of Interests	AdeptPros Common Stock to be Issued at the Closing
Padma Kalluri	4,291,808	4,291,808
Venkat Nallapati	15,000,000	15,000,000
Jayaram Kode	11,263,389	11,263,389
Sekhar Kolla	5,660,797	5,660,797
Sandhya Paruchuri	3,275,176	3,275,176
Gowri Bokka	2,365,404	2,365,404
Nilay Kavathia	401,042	401,042
Jigar Shah	401,042	401,042
Madhavi Katta	401,042	401,042
Srinivasa Rao Chavadam	401,042	401,042
Srinaresh Kumar Nemani	401,042	401,042
Srivenkata Nimmagadda	401,042	401,042
Total	44,262,826	44,262,826

Schedule 5.2

GeniusPort Shareholder and Respective Interests

Name of Investor	Number of Shares	AdeptPros Common Stock to be Issued at the Closing
Padma Kalluri	700	78,758
Jayaram Kode	300	33,753
Total	1,000	112,511